Exhibit 99.2
S H A R E H O L D E R L E T T E R T H I R D Q U A R T E R 2 0 2 2
R E D W O O D T R U S T

Dear Fellow Shareholders,

The fleeting market reprieve we saw over the summer gave way to a fresh bout of volatility in September, driven by rising concerns over inflation and waning confidence in the Federal Reserve to engineer a soft landing for the economy. Fortunately, our strong balance sheet and conservative market positioning helped us to mitigate many of the negative forces at play. This quarter’s results proved to be a modest, yet tangible measure of outperformance in a sector where the future viability of many residential origination platforms is now in question.

All told, our GAAP book value declined to $10.18 per share at September 30, 2022, a 5.6% decline from $10.78 per share at June 30, 2022, driving a GAAP loss of $(0.44) per share for the third quarter. Embedded in this was $(0.50) per share of largely unrealized fair value changes within our Investment Portfolio. In keeping with market expectations during periods of extended volatility, we’ve reintroduced a non-GAAP earnings metric, Earnings Available for Distribution (“EAD”), that provides insight into our run-rate operating and investing margins primarily by adjusting for fair value gains and losses on our Investment Portfolio and any related hedges. For the third quarter, we reported EAD of $0.16 per share, compared to what would have been $(0.11) per share had we reported this metric for the second quarter of 2022.

During the third quarter we continued to emphasize our liquidity and maximizing our balance sheet flexibility. We ended the quarter with $297 million of unrestricted cash on hand, unencumbered assets of $491 million, and approximately $3.8 billion of available capacity on new and existing warehouse lines. Overall recourse leverage was 2.6x – essentially flat to June 30, 2022 – which included only 0.8x secured recourse leverage within our investment portfolio. This allowed us to remain opportunistic across our businesses, a posture we intend to carry through year-end. For the third quarter, we deployed $235 million of capital, which included repurchases of our common stock and further investments in organically created business-purpose loans (“BPL”) and third-party investments, all of which we expect to result in meaningful earnings upside going forward. In early July, we were pleased to complete the acquisition of Riverbend Funding, LLC (“Riverbend”), and have progressed with key integration workstreams that we expect to be largely completed by year-end.

As we head into the fourth quarter and beyond, we’re particularly constructive on the $458 million (or $4.05 per share) of net discount to par value within our Investment Portfolio at September 30, 2022 that represents potential upside in Redwood’s book value. And we’ve taken note that our stock currently trades near its largest discount to book value since the Great Financial Crisis, in an environment where macro views on the path of rates and associated distress have overwhelmed the fundamental narrative across our sector. After 28 years as a public company, we’ve seen this before, and have amassed empirical and operational data to help us make sense of such rare divergences. In moments like these, we see a very compelling opportunity to invest in our own publicly-traded shares, and we expect opportunistic share repurchases to be an on-going option for capital deployment in the near term.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of October 27, 2022. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2022 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

As such, given the attractiveness of our stock at current levels, our current plan is to continue allocating capital towards the repurchase of our common stock and convertible debt over the coming quarters, to the extent the valuation remains highly attractive, both outright and relative to alternative uses. Based on current discount to book, trading levels of our common stock and associated earnings per share (“EPS”) accretion, we believe we can generate returns on equity (“ROEs”) on share buybacks in excess of 30%. And while potential realized yields on our convertible debt are more modest, repurchases of those securities represent immediate and durable book value accretion, further reducing our already low levels of leverage and overall shorter-term maturity obligations.

When evaluating the attractiveness of share repurchases, discount to today’s book value – relative to its possible upside – is just one piece of the value equation for us. The credit underlying our $3.6 billion investment portfolio also plays into our fundamental analysis, and we continue to be very pleased with its performance. Credit across all major asset classes within our portfolio, including for investments created through our Residential and BPL businesses, has been stable at historically strong levels through the end of the third quarter. Our new EAD metric takes this cash-flow durability into account, whereas GAAP accounting rules push substantially all short-term price swings in our long-term investments through the income statement.

While delinquencies in our portfolio remain low – at quarter-end they stood at 2% across our organically-created Residential and BPL investments combined – a key focus remains on sustained performance, an area in which the seasoning of our book matters a great deal with near-term pressure on home prices expected as a result of Fed policy actions. Fortunately, our portfolio overall has benefitted from significant appreciation in home prices and rents the last several years, providing a tailwind to fundamental performance even in a more stressed housing market. This inherent downside protection creates clearer line of sight into the potential recoverability of the unrealized losses we have taken over the last few quarters.

While markets need to normalize for our operating businesses to return to their optimal levels of returns, both of our mortgage banking platforms delivered substantially better quarter-on-quarter results, notwithstanding continued market dislocation. Despite capital markets in the consumer residential sector remaining largely distressed, we were able to successfully sell loans at accretive levels and in-line with our historical target range for gain on sale. Meanwhile, our BPL team priced and closed an innovative $274 million single-family rental securitization at the end of the third quarter. Our success in distributing our products profitably in such a volatile market remains a testament to the strength of our franchise and relationships.

As we look ahead, we expect conditions in the consumer residential sector to remain challenging for a number of quarters as industry volumes continue to be affected by rapidly accelerating mortgage rates, which, along with record home price appreciation in recent years, has pushed housing affordability to new lows. The spread between mortgage rates and the 10-year Treasury recently reached an all-time high – this after the 10-year Treasury yield itself has risen over 250 basis points since the beginning of the year. The largest buyer of mortgage-backed securities, the Federal Reserve, has exited the market, while money center banks and overseas investors have also pulled back significantly. This dynamic, in the near term, has resulted in significant market risk for those aggregating loans for future securitizations.
As a result of these dynamics, our focus remains on operating efficiency and preserving flexibility. This includes ongoing rationalization of our cost structure and disciplined pipeline management – most notably, through lower overall inventory balances and more nimble distribution strategies with our whole loan partners. We expect this dynamic to continue over the coming quarters and have reduced our capital allocation to our Residential Mortgage Banking business by almost 60% since the beginning of the year. Fortunately, we have tremendous uses for the freed-up capital, including investment opportunities in residential credit made possible by the market downturn. Through that lens, the diverse nature of our businesses – particularly our ability to act as either a securitization issuer or an investor as market forces dictate – remains a key competitive advantage for Redwood.

Turning to Business Purpose Mortgage Banking, we have seen some resiliency in demand for shorter duration loan products that we originate but we do expect volumes to moderate from their record levels earlier this year, as higher rates and macro uncertainty cause housing investors to be more selective. However, we believe that fundamental and market tailwinds should facilitate continued growth in BPL; in particular, strong occupancy rates, low vacancies, and very high consumer mortgage rates should support strong and consistent cash flows for rental products. We have long promoted our BPL franchise as a life-cycle lender and our ability to provide both short- and long-term financing options makes us a lender of choice for borrowers. While our BPL origination platform generated a modest return in the third quarter, the overall economics of the business continue to generate a return of approximately 10% as the BPL investments we retain in our portfolio remain accretive. Importantly, as we originate these assets within the framework of our carefully constructed underwriting guidelines, we have great conviction in the quality of these loans through time.

As we reflect on a very challenging year, we’re grateful to be rounding the bend into the fourth quarter from a position of strength, thanks to the tremendous perseverance, discipline and skill of our team. We have confidence in our strategic positioning and ability to successfully navigate through the challenges that the market presents. The structure of our business has been designed to perform across market conditions, and we believe the upcoming quarters will prove out the viability of our long-term thesis.

As always, thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measurement section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2022, references to the “third quarter” refer to the quarter ended September 30, 2022, and references to the “fourth quarter” refer to the quarter ended December 31, 2022, unless otherwise specified.

Forward-looking statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus, statements related to our financial outlook and expectations for 2022 and future years, statements related to potential upside in Redwood’s book value, statements regarding our available capital and sourcing additional capital, statements regarding opportunities to deploy capital and expected returns on such opportunities, including organic and third-party investments, strategic mergers and acquisitions, and common stock and convertible debt repurchases, and other statements regarding pending business activities and expectations and estimates relating to our business and financial results. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2022 are described in the Redwood Review under the heading “Forward-Looking Statements”, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.